UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

Of the Securities Exchange Act of 1934

☒   Filed by the registrant

☐   Filed by a party other than the registrant

Check the appropriate box:

☐  Preliminary Information Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒  Definitive Information Statement

LENTEC IMAGING, INC.

(Name of Registrant as Specified In Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required

☐  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

_______________________________________

2) Aggregate number of securities to which transaction applies:

_______________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_______________________________________

4) Proposed maximum aggregate value of transaction:

_______________________________________

5)  Total fee paid:

☐  Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.

3) Filing Party:

4) Date Filed:

INFORMATION STATEMENT

LENTEC IMAGING, INC.

1348 E. 3300 S., #202

Salt Lake City, UT  84106

Phone: 801-295-3400

Fax: 801-294-2772

This information statement is circulated to advise the stockholders of actions to be taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the Voting Capital Stock of the Company.  Management is not soliciting proxies because a sufficient number of shares have provided written consent to the actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

The matters upon which action is being taken are:

1.

Reverse split the currently issued and outstanding common stock of the Company on a 1,000 to 1 ratio, with no shareholder being reversed to less than a round lot of 100 shares.

2.

Change the domicile of LenTec Imaging, Inc. from the state of Utah to the State of

Nevada which requires new Articles of Incorporation that will provide for the following:

(a)

Increase the authorized capital so the total number of shares of Common Stock the Company is authorized to issue is One Hundred Million (100,000,000) shares, par value $0.001 and the total number of shares of Preferred Stock the Company is authorized to issue is Ten Million (10,000,000) shares with $0.001 par value, in such series and designations as may be authorized by the Board of Directors.

(b)

Change the name of the Company to RTO Holdings, Inc..

The stockholders holding shares representing 87.3% of the votes entitled to be cast at a meeting of the Company’s stockholders, consented in writing to the proposed actions.  The approval by the stockholders will not become effective until 20 days from the date of mailing of this Information Statement to our stockholders.

The Company’s Board of Directors approved these actions on April 19, 2006 and recommended that the Company effect the reverse split of its currently issued and outstanding common stock and then redomicile from Utah to Nevada .  The reincorporation will become effective upon the filing of the merger certificates with the Utah and Nevada Secretaries of State, respectively.  The anticipated filing date will be approximately 20 days after the mailing of this Information Statement to our stockholders.

If the proposed actions were not adopted by written majority shareholder consent, it would have been necessary for these actions to be considered by the Company’s stockholders at a Special Stockholder’s Meeting convened for the specific purpose of approving the actions.

The elimination of the need for a special meeting of the stockholders to approve the actions is authorized by Section 16-10a-704 of the Utah Revised Business Corporation Act, (the “Utah Law”).  This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.  According to Section 16-10-a-1003 of the Utah Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation.  In a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Boa rd of Directors of the Company voted to utilize the written consent of the majority stockholders of the Company.

The date on which this Information Statement was first sent to the stockholders is on, or about May 26, 2006.  The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company was April 19, 2006, (the “Record Date”).

Outstanding Voting Stock of the Company

As of the Record Date, there were 12,600,000 shares of Common Stock issued and outstanding.  The Common Stock constitutes the outstanding class of voting securities of the Company.  Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the stockholders.

None of the persons who have been directors or officers of the Company at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon.  No director of the Company has informed the registrant in writing that he intends to oppose any action to be taken by the Company.  No proposals have been received from security holders.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth as of April 19, 2006, the name and the number of voting shares of the Registrant, no par value, held of record or was known by the Registrant to own beneficially more than 5% of the 12,600,000 voting shares issued and outstanding, and the name and shareholdings of each officer and director individually and of all officers and directors as a group.  Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class	Percent of Voting Shares

Common	Jeff D. Jenson (2) 1348 E. 3000 S. #202 Salt Lake City, UT 84106	11,000,000	87.3%	87.3%

Common	Harold Jenson (2) 1348 E. 3000 S. #202 Salt Lake City, UT 84106	-0-	-0-	-0-

Common	Jason Jenson (2) 1348 E. 3000 S. #202 Salt Lake City, UT 84106	-0-	-0-	-0-

Common	Officers, Directors and Nominees as a Group: 3 persons	11,000,000	87.3%	87.3%

(1)  For purposes of this table, a beneficial owner is one who, directly or indirectly, has or shares with others (a) the power to vote or direct the voting of the Voting Stock (b) investment power with respect to the Voting Stock which includes the power to dispose or direct the disposition of the Voting Stock.

(2)  Officer and/or Director of the Company

Other than described below in the potential Halter transaction, there are no contracts or other arrangements that could result in a change of control of the Company.

No Dissenter’s Rights

Under Utah Law, any dissenting stockholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide stockholders with any such right.

Purpose and Effect of the Actions

REASONS FOR THE REVERSE SPLIT OF OUR COMMON STOCK

Our board of directors believes that the proposed reverse stock split will make our capital structure more attractive to prospective business ventures in the event we locate one or more business opportunities to acquire or merge with. Our common stock is traded on the Over the Counter Bulletin Board (“OTCBB”) under the symbol LENI.  Although it is generally expected that a reverse split will result in a proportionate increase in the market price of the split shares, because of lack of trading in our shares there can be no assurance that our common stock will trade at a multiple of 1000 times our current price, or that any price increase will be sustained. If the market price of our stock declines after the implementation of the reverse split, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would be the case in the absence of the reverse split. &nbs p;Further, the fact that we have no revenue, no assets and our liabilities are approximately $15,000 may greatly impact our stock price and the ability to liquidate your shares.

In addition, our shares are subject to Rule 15g-1 through Rule 15g-9, which provides, generally, that for as long as the bid price for the shares is less than $5.00, they will be considered low priced securities under rules promulgated under the Exchange Act.  Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives.  Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer.  Under cer tain circumstances, the purchaser may enjoy the right to rescind the transaction within a certain period of time.  Consequently, so long as the common stock is a designated security under the Rule, the ability of broker-dealers to effect certain trades may be affected adversely, thereby impeding the development of a meaningful market in the common stock.  The likely effect of these restrictions will be a decrease in the willingness of broker-dealers to make a market in the stock, decreased liquidity of the stock and increased transaction costs for sales and purchases of the stock as compared to other securities.

Our stock is considered a penny stock.  A penny stock is generally a stock that:

- is not listed on a national securities exchange or Nasdaq,

- is listed in "pink sheets" or on the NASD OTC Bulletin Board,
- - has a price per share of less than $5.00 and
- - is issued by a company with net tangible assets less than $5 million.

The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including

- determination of the purchaser's investment suitability,
- - delivery of certain information and disclosures to the purchaser, and
- - receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction.

Many broker-dealers will not effect transactions in penny stocks, except on an unsolicited basis, in order to avoid compliance with the penny stock trading rules.  Because our common stock is subject to the penny stock trading rules,

- such rules may materially limit or restrict the ability to resell our common stock, and
- - the liquidity typically associated with other publicly traded equity securities may not exist.

In conjunction with the Reverse Stock Split, no holder shall have less than one round lot, 100 shares, after the reverse split.

Shares Prior	Shares after
to reverse Split	reverse split

30	100
100	100
1,000	100
10,000	100
100,000	100
100,001	101
200,000	200

Only stockholders of record as of the date of the Reverse Split shall be afforded this special treatment. The expected date of the Reverse Split is June 15, 2006.

The possibility exists that the reduction in the number of outstanding shares will adversely affect the market for our common stock by reducing the relative level of liquidity. Consequently, there can be no assurance that the reverse split will result in a proportionate increase in the value of the shares.

Any new shares issued in connection with the reverse split will be fully paid and non-assessable. The number of stockholders will remain unchanged as a result of the reverse split. As a result of the 1000 to 1 reverse stock split, with special treatment to preserve round lot stockholders, our largest shareholder Jeff Jenson, will own a substantially lesser percentage of the Corporation's voting securities. After the reverse split  and the completion of the change in control transaction contemplated below he will beneficially control approximately 2% of corporation's voting securities, instead of 87.3%. As such,  Mr. Jenson will not be a majority shareholder and will not be in control of the Company.

As part of the reverse stock split, the par value of our common stock will remain unchanged. While the aggregate par value of our outstanding common stock will be decreased, our additional paid-in capital will be increased by a corresponding amount. Therefore, the reverse split will not affect our total stockholders' equity. All share and per share information will be retroactively adjusted to reflect the reverse split for all periods presented in our future financial reports and regulatory filings.

Following the reverse split and the proposed new stock purchase described below, we will have issued and outstanding approximately 1,398,550 shares of common stock, which includes the treatment to preserve round lots.

REASONS FOR THE CHANGE OF CORPORATE DOMICILE TO NEVADA

Management believes that it is in the best interests of the Company and its stockholders for the Company to change its corporate domicile from Utah to Nevada. There are several reasons for the recommended change:

o

Nevada does not impose any corporate income tax;

o

There are no taxes on corporate shares;

o

There is no annual franchise tax;

o

The annual fees are nominal;

In order to accomplish the change in corporate domicile, the Company will be in effect re-incorporated in Nevada through Articles and Agreement of Merger whereby the Company will be merged into a newly formed Nevada corporation, after which the Nevada corporation will be the surviving corporation with all of the same assets, liabilities, stockholders and corporate identity as the Company. Attached to this Information Statement as Exhibit “A” are the Articles of Incorporation for the new Nevada corporation, RTO Holdings, Inc., and the  Exhibit “B”, proposed Articles and Agreement of Merger between LenTec Imaging, Inc., a Utah corporation and RTO Holdings, Inc., the new Nevada corporation.

As a result of the Articles and Agreement of Merger, the Company’s new domicile will be the state of Nevada and its name will be RTO Holdings, Inc.  Further, the Company’s authorized capital will be  One Hundred Million (100,000,000) shares, par $0.001 common stock and Ten Million (10,000,000) shares with $0.001 par value, preferred stock with such series and designations as may be authorized by the Board of Directors.

By increasing the total number of shares of Common Stock the Company is authorized to issue to One Hundred Million (100,000,000) shares with $0.001 par value and the total number of shares of Preferred Stock the Company is authorized to issue is Ten Million (10,000,000) shares with $0.001 par value, in such series and designations as may be authorized by the Board of Directors, the Company will be postured to consummate a merger or acquisition of a suitable target.

The change in capital will not affect the relative rights or privileges of our common stock stockholders.  The newly authorized common stock will have the same rights as the presently authorized shares of Common Stock.  The Preferred Stock, once authorized, requires future board approval in order to fix and determine the designations, rights, preferences or other variations of each class or series.

As a result of the change in domicile, the Company will be governed by the Bylaws of RTO Holdings, Inc. There is no material difference between the Company’s existing Bylaws and those of RTO Holdings, Inc.

There can be no assurance, nor can the Board of Directors of the Company predict what effect, if any, the proposed increase in our authorized common and preferred stock will have on the market price of the Company’s common stock.

Due to the evolving nature of the Company’s business and in keeping with the spirit of the anticipated transaction described below, the Board of Directors has determined that it is the best interests of the Company to change its corporate name to RTO Holdings, Inc., or such other similar name as may be available in Nevada.  The name change will be effected by the Articles and Agreement of Merger.  By changing the name of the Company to RTO Holdings, Inc., management believes the Company will appear more attractive to the potential acquisition candidate.

Potential Change in Control Transaction

Jeff Jenson, our President, Director and majority shareholder entered into a Letter of Intent with Halter Financial Investments, L.P. (“Halter”), whereby Jeff Jenson, agreed to sell all of his shares of Common Stock to Halter for $650,000.  The Halter transaction is contingent upon certain terms and conditions which are summarized below. As a condition to the previously described purchase transaction, the Company issued to Mr. Jenson 2,000,000 shares of Common Stock in satisfaction of its  approximately $20,000 debt obligation to Mr. Jenson. Consummation of this transaction would place Halter in control of the Company.

The transaction requires the Company to redomicile in Nevada, increase its authorized capital shares as detailed above and change the Company’s name.  A further condition of the Halter transaction is the sale of 1,335,000 post split shares of common stock of the Company to Halter and/or affiliates and the sale of 25,000 post split shares of common stock of the Company to a party identified by Tryant, LLC, an entity owned and controlled by Jeff Jenson. The sale of shares shall be at a price of $0.01 per share.

Upon closing the Halter transaction, current officers and directors of the Company will appoint Mr. Timothy P. Halter to the Board of Directors and then resign as officers and directors of the Company, leaving Mr. Halter as the sole officer and director.  Upon completion of all conditions of the Halter transaction, Halter will control 1,346,000 of 1,398,550, or approximately 96%, of the Company’s then issued and outstanding shares.  Below is information on the business experience of Mr. Halter.

Timothy P. Halter: Since 1995, Mr. Halter has been the President and the sole stockholder of Halter Financial Group, Inc. a Dallas, Texas based consulting firm specializing in the area of mergers, acquisitions and corporate finance.  Mr. Halter currently serves as a director of DXP Enterprises, Inc., a public corporation (Nasdaq: DXPE), and as the sole officer and director of MGCC Investment Strategies, Inc. and Nevstar Corporation, each Nevada corporations whose securities are traded on the OTCBB.

Founded in 1995, Halter is a Texas based firm providing consulting services to private companies seeking to access the U.S. capital markets through the reverse merger process. With offices in Dallas and Shanghai, the Company believes Halter has the ability to provide comprehensive reverse merger services for the benefit of its clients.

Lentec Imaging, Inc. is a shell company with zero assets and a net loss as of December 31, 2005.  The Company currently has approximately $15,000 in liabilities. Upon completion of the re-domicile to Nevada, Lentec Imaging, Inc. will be called RTO Holdings, Inc. and will function as a public shell and will continue the same business of Lentec Imaging, Inc.  RTO Holdings, Inc. was established solely for the purpose of mering with Lentec Imaging, Inc. in order to re-domicle the Company to the state of Nevada.  Therefore RTO Holdings, Inc. has had no business operations and will continue the business of Lentec.  The Company intends to seek, investigate, and if warranted, acquire an interest in a business opportunity.  The Company is not restricting its search to any particular industry or geographical area.  It may therefore engage in essentially any business in any industry.  Management has unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions and other factors.

The selection of a business opportunity in which to participate is complex and extremely risky and will be made by management in the exercise of its business judgment.  There is no assurance that we will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to our company and shareholders.

Because we have no specific business plan or expertise, our activities are subject to several significant risks.  In particular, any business acquisition or participation we pursue will likely be based on the decision of management without the consent, vote, or approval of our shareholders.

Sources of Opportunities

We anticipate that business opportunities may arise from various sources, including officers and directors, professional advisers, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals.

We will seek potential business opportunities from all known sources, but will rely principally on the personal contacts of our officers and directors as well as indirect associations between them and other business and professional people.  Although we do not anticipate engaging professional firms specializing in business acquisitions or reorganizations, we may retain such firms if management deems it in our best interests.  In some instances, we may publish notices or advertisements seeking a potential business opportunity in financial or trade publications.

Criteria

We will not restrict our search to any particular business, industry or geographical location.  We may acquire a business opportunity in any stage of development.  This includes opportunities involving “start up” or new companies.  In seeking a business venture, management will base their decisions on the business objective of seeking long-term capital appreciation in the real value of our company.  We will not be controlled by an attempt to take advantage of an anticipated or perceived appeal of a specific industry, management group, or product.

In analyzing prospective business opportunities, management will consider the following factors:

•

available technical, financial and managerial resources;

•

working capital and other financial requirements;

•

the history of operations, if any;

•

prospects for the future;

•

the nature of present and expected competition;

•

the quality and experience of management services which may be available and the depth of the management;

•

the potential for further research, development or exploration;

•

the potential for growth and expansion;

•

the potential for profit;

•

the perceived public recognition or acceptance of products, services, trade or service marks, name identification; and other relevant factors.

Generally, our management will analyze all available factors and make a determination based upon a composite of available facts, without relying on any single factor.

Methods of Participation of Acquisition

Management will review specific businesses and then select the most suitable opportunities based on legal structure or method of participation.  Such structures and methods may include, but are not limited to, leases, purchase and sale agreements, licenses, joint ventures, other contractual arrangements, and may involve a reorganization, merger or consolidation transaction.  Management may act directly or indirectly through an interest in a partnership, corporation, or other form of organization.

Procedures

As part of the our investigation of business opportunities, officers and directors may meet personally with management and key personnel of the firm sponsoring the business opportunity.  We may visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and conduct other reasonable measures.

We will generally ask to be provided with written materials regarding the business opportunity.  These materials may include the following:

•

descriptions of product, service and company history; management resumes;

•

financial information;

•

available projections with related assumptions upon which they are based;

•

an explanation of proprietary products and services;

•

evidence of existing patents, trademarks or service marks or rights thereto;

•

present and proposed forms of compensation to management;

•

a description of transactions between the prospective entity and its affiliates;

•

relevant analysis of risks and competitive conditions;

•

a financial plan of operation and estimated capital requirements;

•

and other information deemed relevant.

Management believes that upon consummation of the proposed Halter transaction, that Halter will seek an appropriate business opportunity for the Company, although there are no current agreements or candidates identified for such opportunity.

 OTHER INFORMATION

Section 16(a) of the Securities Exchange Act of 1934 requires officers and Directors of the Company and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission, and forward copies of such filings to the Company.  Based on the copies of filings received by the Company, during the most recent fiscal year, the directors, officers, and beneficial owners of more than ten percent of the equity securities of the Company registered pursuant to Section 12 of the Exchange Act, have filed on a timely basis, all required Forms 3, 4, and 5 and any amendments thereto.

FINANCIAL INFORMATION

For more detailed information regarding the Company, including financial statements, you may refer to our most recent Form 10-KSB for the period ended December 31, 2005 and other periodic filing with the Securities and Exchange Commission (“SEC)” which we file from time to time.  This information may be found on the SEC’s EDGAR database at www.sec.gov.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the actions and Amendment.  Your consent to the actions and Amendment is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By Order of the Board of Directors

/s/ Jeff Jenson

Date:

May 26, 2006

Jeff Jenson

Chairman of the Board

Exhibit “A”

ARTICLES OF INCORPORATION

OF

RTO HOLDINGS, INC.

THE UNDERSIGNED, having associated ourselves together for the purpose of forming a corporation for the transaction of business and the promotion and conduct of the objects and purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Nevada, do make, record and file these Articles of Incorporation, in writing, and we do hereby certify:

ARTICLE I

NAME

The name of this Corporation shall be:   RTO HOLDINGS, INC.

ARTICLE II

PURPOSE

The purpose for which said Corporation is formed and the nature of the objects proposed to be transacted and carried on by it is to engage in any and all lawful activity, as provided by the laws of the State of Nevada.

ARTICLE III

CAPITAL STOCK

The total number of shares of all classes of capital stock which the Company shall have authority to issue is 110,000,000 shares (“Capital Stock”).  The classes and the aggregate number of shares of each class of Capital Stock that the Company shall have authority to issue are as follows:

(a)

100,000,000 shares of common stock, $0.001 par value ("Common Stock");

(b)

10,000,000 shares of preferred stock, $0.001 par value ("Preferred Stock").

ARTICLE IV

GOVERNING BOARD

The members of the Governing Board of the Corporation are styled Directors.  The initial board of directors shall consist of one member.  The name and post office address of the First Board of Directors are as follows:

FIRST BOARD OF DIRECTORS

Name

Address

Jeffrey D. Jenson

1348 East 3300 South, Suite 202

Salt Lake City, UT  84106

ARTICLE V

INCORPORATOR

The name and address of the incorporator signing these Articles of Incorporation, who is above the age of eighteen (18) years, is as follows:

Name

Address

Cletha A. Walstrand

1328 East 600 North

Bountiful, UT  84010

ARTICLE VI

RESIDENT AGENT

The name and address of the Resident Agent is as follows:

Name

Address

Gateway Enterprises, Inc.

3230 East Flamingo Road, Suite 156

Las Vegas, Nevada 89121

ARTICLE VII

INDEMNIFICATION

No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.  Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE VIII

ACQUISITION OF CONTROLLING INTEREST

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.  No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal.

ARTICLE IX

COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 19th day of April 2006.

___________________________________

Cletha A. Walstrand

Exhibit “B”

Proposed ARTICLES AND AGREEMENT OF MERGER

ARTICLES AND AGREEMENT OF MERGER

DATED:   May ______, 2006

BETWEEN: LenTec Imaging, Inc., a Utah corporation (“LenTec”) AND RTO Holdings, Inc., a Nevada corporation (“RTO”)

WHEREAS, LenTec- and RTO wish to provide for the terms and conditions upon which a merger of LenTec- with and into RTO would be consummated for the sole purpose of changing the corporate domicile of LenTec from Utah to Nevada; and

WHEREAS, the Board of Directors of LenTec and RTO, respectively, have deemed it desirable and in the best interests of the corporations and their stockholders that the merger should take place, and have approved the merger pursuant to the terms of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:

ARTICLE I

THE MERGER AND RELATED MATTERS

1.01  The Merger

 (a) Subject to the terms and conditions of this Agreement, at the effective Date, as defined in Section 1.01(b), LenTec shall be merged with and into RTO in accordance with the provisions of the Business Corporation Acts of the States of Utah and Nevada, respectively ("Corporation Acts"), and the separate existence of LenTec shall cease and RTO shall continue as the surviving corporation under the laws of the State of Nevada under the name “RTO Holdings, Inc., ("Surviving Corporation").

 (b) The merger shall become effective at the time of filing of the Articles of Merger under the Corporation Acts. The date when the merger shall become effective is hereinafter referred to as the “Effective Date.”

 (c) On the Effective Date, the Surviving Corporation shall thereafter possess all assets and property of every description, and the rights, privileges, powers and authority of LenTec and RTO, and all obligations belonging to or due to each of LenTec and RTO. The Surviving Corporation shall be liable for all obligations of each of LenTec and RTO.

1.02  Exchange of Shares

On the Effective Date, the then issued and outstanding post 1000 to 1 reverse split shares of voting common stock of LenTec shall be exchanged for an equal number of shares of fully paid and nonassessable voting common stock in the Surviving Corporation. The voting common stock of LenTec so exchanged shall be cancelled and returned and shall no longer be considered issued or outstanding. On the Effective Date, there shall be outstanding shares of the common stock of the Surviving Corporation.

1.03  Articles of Incorporation and Bylaws of Surviving Corporation

The Articles of Incorporation and Bylaws of RTO, as in effect on the Effective Date, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation until amended as provided by law.

1.04  Directors and Officers of the Surviving Corporation

The officers and directors of the Surviving Corporation shall be as follows:

NAME

TITLE

Jeff Jenson

President and Secretary/Director

The directors shall hold office subject to the provisions of the Bylaws of the Surviving Corporation until the next annual stockholders' meeting of the Surviving Corporation and until their respective successors have been duly elected or appointed and qualified. Such officers shall hold office subject to the provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation until their respective successors have been duly elected or appointed, and have been duly qualified.

ARTICLE II

WARRANTIES AND REPRESENTATIONS

2.01  Warranties and Representations of LenTec

LenTec hereby warrants and represents to RTO as follows:

(a) Due Organization; Good Standing and Corporate Power. LenTec is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

(b) Capitalization. On the Effective Date, the authorized capital stock shall consist of 20,000,000 shares of voting common stock, no par value, and 500,000 shares of preferred stock. All issued and outstanding shares of common stock have been validly issued and are fully paid and nonassessable.

(c) Authorization and Validity of Agreement. LenTec-Utah has full corporate power and authority to execute and deliver this Agreement, and has obtained the necessary approval of its stockholders to consummate the merger. The execution, delivery and performance by the Company of this Agreement have been authorized by its Board of Directors. This Agreement is a valid and binding obligation of the Company, enforceable against it in accordance with its terms.

d) No Consents or Approvals Required. The execution and delivery of this Agreement will not (I) conflict with, or violate any provision of the Articles of Incorporation or Bylaws of LenTec, (ii) conflict with or violate any law, rule, regulation, order, writ, injunction, judgment or decree applicable to LenTec or by which any of its properties or assets are found or affected; or (iii) conflict with or result in any breach of or constitute a default under, or give to others any rights of termination or cancellation of or result in the creation of any lien, charge or encumbrance on any of the properties or assets of LenTec pursuant to any note, bond, mortgage, indenture, deed of trust, lease, or any other instrument to which LenTec is a party.

(e) Litigation or Administrative Proceedings. There are no suits, actions, legal or administrative proceedings or investigations pending or threatened against LenTec of which RTO has not been advised, which, if adversely determined, would materially and adversely affect the financial condition of LenTec or the conduct of its business.

2.02  Warranties and Representations of RTO

RTO hereby warrants and represents to LenTec as follows:

 (a) Due Organization; Good Standing and Corporate Power. RTO is a corporation duly organized and validly existing and in good standing under the laws of the state of Nevada and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on the business as now being conducted.

 (b) Capitalization. The authorized capital stock consists of 100,000,000 shares of .001 par value voting common stock and 10,000 shares of .001 par value preferred stock. All issued and outstanding shares of common stock and preferred have been validly issued and are fully paid and nonassessable.

 (c) Authorization and Validity of Agreement. RTO has full corporate power and authority to execute and deliver this Agreement and to consummate the merger. The execution, delivery and performance by RTO of this Agreement have been authorized by the Board of Directors. This Agreement is a valid and binding obligation of RTO, enforceable against it in accordance with its terms.

 (d) No Consents or Approvals Required. Neither the execution nor the delivery of this Agreement will (i) conflict with, violate, or result in a breach of any provision of the Articles of Incorporation or Bylaws of RTO, (ii) conflict with, or violate any law, rule, regulation, order, writ, injunction, judgment or decree applicable to RTO, or by which any of its properties or assets may be found or affected; or (iii) conflict with or result in any breach of or constitute a default under or give to others any rights of termination or cancellation of or result in the creation of any lien, charge or encumbrance on any of the properties or assets of RTO pursuant to any note, bond, mortgage, indenture, deed of trust, lease or any other instrument to which RTO is a party.

(e) Litigation or Administrative Proceedings. There are no suits, actions, legal or administrative proceedings or investigations pending or threatened against RTO of which LenTec has not been advised, which, if adversely determined, would materially and adversely affect the financial condition of RTO or the conduct of its business.

ARTICLE III

CONDITIONS TO THE MERGER

3.01  Conditions Precedent to Obligations of LenTec and RTO

The respective obligations of LenTec-Utah and RTO to consummate the merger under this Agreement are subject to the satisfaction or waiver of each of the following conditions:

(a) The approval of the stockholders of LenTec-Utah shall have been obtained in accordance with the Corporation Acts.

(b) No order, statute, regulation, injunction, decree or restraining order shall have been enacted, entered or enforced by any court of competent jurisdiction or governmental authority that prohibits the consummation of the merger.

(c) All regulatory authorizations necessary to carry out the merger shall have been received.

LenTec and RTO each agree to use their best efforts to fulfill all conditions precedent referred to herein and to do all things necessary to consummate the merger.

ARTICLE IV

TERMINATION AND ABANDONMENT

4.01  Termination

This Agreement may be terminated and the merger abandoned, at any time prior to the Effective Date, whether before or after the approval of the merger by the stockholders of LenTec and RTO, respectively, by mutual consent of the Board of Directors of LenTec and RTO.

4.02  Effect of Termination

In the event of the termination of this Agreement pursuant to Section 4.01, this Agreement shall become void and have no effect and there shall be no liability hereunder on the part of LenTec or RTO or any of their respective officers, directors, employees, agents or stockholders.

ARTICLE V

MISCELLANEOUS

5.01  Entire Agreement

This Agreement contains the entire agreement of the parties with respect to the merger and supersedes all prior agreements and understandings oral and written with respect thereto.

5.02  Amendment and Modification

To the extent permitted by applicable law, at or prior to the Effective Date, this Agreement may be amended, modified or supplemented by written agreement of the respective Boards of Directors of LenTec and RTO, whether before or after the vote of the stockholders of LenTec and RTO.

5.03  Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

5.04  Applicable Law

This Agreement and the legal relations between LenTec and RTO shall be governed by and construed in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, LenTec and RTO have each caused this Agreement to be executed by their respective officers duly authorized as of the date first above written.

LENTEC IMAGING, INC., a Utah corporation

By:______________________________________

Jeff Jenson, President

RTO HOLDINGS, INC., a Nevada corporation

By:______________________________________

Jeff Jenson, President